As filed with the Securities and Exchange Commission on April 15, 2003

                                       Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                   __________________________

                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                   __________________________

                  Alpha Hospitality Corporation
     (Exact Name of Registrant as Specified in Its Charter)

     Delaware                                         13-3714474
(State or Other                               (I.R.S. Employer
Jurisdiction of                                Identification
Incorporation or                                  Number)
Organization)
                707 Skokie Boulevard, Suite 600
                   Northbrook, Illinois 60062
                                    (847) 418-3804
      (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive
                            Offices)

                       Scott A. Kaniewski
                    Chief Financial Officer
                 Alpha Hospitality Corporation
                707 Skokie Boulevard, Suite 600
                  Northbrook, Illinois  60062
                         (847) 418-3804
   (Name, Address, Including Zip Code, and Telephone Number,
     Including Area Code, of Agent For Service of Process)
              ___________________________________
                           Copies to:

                    Robert H. Friedman, Esq.
         Olshan Grundman Frome Rosenzweig & Wolosky LLP
                        505 Park Avenue
                    New York, New York 10022
                         (212) 753-7200
            ________________________________________

     Approximate  date of commencement of proposed sale  to  the
public:   From  time  to time after this Registration  Statement
becomes effective.
            ________________________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. X

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                 CALCULATION OF REGISTRATION FEE

Title of Shares  to Amount to   Proposed   Proposed      Amount of
be Registered          be       Maximum     Maximum    Registration
                    Registered  Offering   Aggregate        Fee
                        (1)     Price Per   Offering
                                Share(2)     Price
Common Stock, $.01   223,611     $8.86    $1,981,195      $195.37
par value per share


(1) In the event of a stock split, stock dividend and similar transactions involving the Registrant's Common Stock, $.01 par value, the shares registered hereby shall automatically be increased or decreased pursuant to Rule 416 of the Securities Act of 1933, as amended.
(2)  Estimated solely for the purpose of calculating the
registration fee in accordance with Rule 457(c) of the Securities
Act, based on the average of the high and low prices of the Registrant's Common Stock on the Nasdaq SmallCap Market on April
14, 2003.
     The Registrant hereby amends this Registration Statement  on such  date  or  dates as may be necessary to delay its  effective date  until  the Registrant shall file a further amendment  which
specifically  states  that  this  Registration  Statement   shall
thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

           SUBJECT TO COMPLETION, DATED APRIL 15, 2003

                           PROSPECTUS

                 223,611 SHARES OF COMMON STOCK

                  Alpha Hospitality Corporation

     This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus of up to an aggregate 223,611 shares of our common stock. We will not receive any proceeds from the sale of our common stock under this prospectus.

     Our common stock is listed on the Nasdaq SmallCap Market and Boston Stock Exchange under the symbol "ALHY." The last reported sale price for our common stock on April 14, 2003 was $10.71 per share.

     Our  principal executive offices are located at  707  Skokie
Boulevard, Suite 600, Northbrook, Illinois 60062. Our telephone number is (847) 418-3804.



   This investment involves a high degree of risk.  See "Risk
                  Factors" beginning on page 3.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


         The date of this prospectus is April 15, 2003.



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    TABLE OF CONTENTS

Prospectus Summary                                    1
The Company                                           1
The Offering                                          2
Risk Factors                                          3
Where You Can Find More Information                  10
Special Note Regarding Forward-Looking Statements    10
Incorporation By Reference                           10
Use of Proceeds                                      11
Selling Stockholders                                 12
Plan of Distribution                                 12
Legal Matters                                        14
Experts                                              14


     You should rely only on the information contained in this prospectus or any accompanying supplemental prospectus and the information specifically incorporated by reference. We have not authorized anyone to provide you with different information or make any additional representations. This is not an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of such documents.

                       PROSPECTUS SUMMARY

     This summary represents a summary of all material terms of the offering and only highlights the more detailed information that appears elsewhere, or incorporated by reference, in this prospectus. This prospectus may not contain all the information important to you as an investor. Accordingly, you should carefully read this entire prospectus before deciding whether to invest in our common stock.

     Unless the context otherwise requires, all references to "we," "us," or "Alpha" in this prospectus refer collectively to Alpha Hospitality Corporation, a Delaware corporation, and its subsidiaries.

                           THE COMPANY

General

     While initially formed as a holding company for a diverse portfolio of gaming related investments, over the past eighteen months we have concentrated primarily on the development of gaming operations in the Catskills region of upstate New York. To that end, we have liquidated nearly all of our holdings unrelated to this endeavor and increased our minority interest in Catskill Development, L.L.C. ("Catskill"), the owner and operator of Monticello Raceway, a harness horse racing facility located in Monticello, New York. In addition, on February 4, 2003, we entered into a non-binding letter of intent with Catskill Development, L.L.C and certain of its affiliates, pursuant to which we agreed, subject to the negotiation and execution of definitive agreements and certain other conditions, to enter into a 48 year ground lease for 229 acres of land encompassing Monticello Raceway and its surrounding area, and to acquire all of the outstanding capital stock of both Catskill and Monticello Raceway Development Company, L.L.C. in exchange for 80.25% of our common stock, on a post-transaction, fully diluted basis. Following this transaction, we intend to (i) consolidate our operations with Catskill, (ii) operate Monticello Raceway, (iii) develop a video lottery terminal program at Monticello Raceway, and (iv) in conjunction with the Cayuga Nation of New York, develop a resort-style tribal gaming facility.

     We were incorporated in Delaware in 1993 and our common stock is traded on the Nasdaq SmallCap Market under the symbol
"ALHY" and the Boston Stock Exchange under the symbol "ALH".

Recent Developments

     On April 3, 2003, we, the Cayuga Nation of New York, the Cayuga Catskill Gaming Authority, Catskill, Monticello Raceway Development Company, L.L.C. and Monticello Casino Management, L.L.C., the latter of which is jointly owned by us and Catskill, entered into a series of agreements that provide for the joint development of a resort-style tribal gaming facility on land adjacent to Monticello Raceway. The principal agreements include:
(i) a Land Purchase Agreement, (ii) a Gaming Facility Management Agreement, (iii) a Gaming Facility Development and Construction Agreement and (iv) a Special Letter Agreement.

       Under the Land Purchase Agreement, Catskill has agreed to convey fee simple title to approximately 30 acres of land adjacent to Monticello Raceway to the United States, in trust, for the benefit of the Cayuga Nation of New York, in exchange for $10,000,000 to be paid by the Cayuga Catskill Gaming Authority.

       Under the Gaming Facility Management Agreement, the Cayuga Catskill Gaming Authority has agreed to retain Monticello Casino Management L.L.C. to manage the development of the proposed tribal gaming facility for a monthly management fee of 35% of the facility's net revenues, as determined in accordance with the rules prescribed by the National Indian Gaming Commission.

    Under the Gaming Facility Development and Construction Agreement, the Cayuga Catskill Gaming Authority has agreed to appoint Monticello Raceway Development Company, L.L.C. as its agent with the exclusive right to design, engineer, develop, construct, and furnish the proposed tribal gaming facility until the expiration or termination of the Gaming Facility Management Agreement. For these services, Monticello Raceway Development Company, L.L.C. is to be paid a fee equal to 5% of the total project costs, which costs may not exceed $505,000,000.
    Under the Special Letter Agreement, we, Catskill, and the Cayuga Nation of New York have agreed to work exclusively with each other to develop the proposed tribal gaming facility and to issue to the Cayuga Nation of New York 300,000 shares of our common stock, vesting over a twelve month period, as consideration for this exclusive arrangement. This letter agreement also provides for Catskill to fund the Cayuga Nation of New York's development costs with respect to the proposed tribal gaming facility and for the Cayuga Nation of New York to participate with Catskill and/or us and our affiliates in the ownership of a to-be-developed hotel that will be designated as the gaming facility's preferred provider. The letter agreement further provides for a reciprocal ten-year option to acquire up to a 33.33% ownership interest in other lodging, entertainment, sports and/or retail facilities which may be developed or operated within a 15 mile radius of the gaming facility.

     Each of the above agreements is subject to the review and approval by the National Indian Gaming Commission and the Secretary of the Interior prior to becoming effective.

                          THE OFFERING

     This prospectus relates to the offer and sale, from time to time, of up to 223,611 shares of our common stock by the selling stockholders listed below. The shares of common stock being offered under this prospectus were acquired from us by the selling stockholders pursuant to private placements in which we agreed to register the resale of such common stock with the Securities and Exchange Commission.

     Our registration of the resale of our common stock does not necessarily mean that all or any portion of such common stock will be offered for resale by the selling stockholders. While we will not receive any proceeds from the sale of our common stock under this prospectus, we have agreed to bear the expenses of registering the shares under all federal and state securities laws.

                          RISK FACTORS

     An investment in our common stock involves a high degree of risk. The risk factors listed below are those that we consider to be material to an investment in our common stock and those which, if realized, could have material adverse effects on our business, financial condition or results of operations as specifically discussed below. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. Before you invest in our common stock, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to purchase our common stock. This section includes or refers to certain forward-looking statements. You should refer to the explanation of the qualifications and limitations on such forward-looking statements discussed on page 10.

We currently face a liquidity shortfall.

     We had no revenue in 2002, and our current liabilities exceed currents assets by $7.6 million. Moreover, under an outstanding promissory note, we have a $1,350,000 principal payment maturing on June 15, 2003, (in addition, one of our subsidiaries has a $2.2 million principal obligation due in April 2003 and in default under a $650,000 mortgage). We need to raise additional funds in order to meet the June 15 obligation and fund our current operating expenses either through the sale of equity, liquidation of investments, or by incurring of additional debt, which could be restricted by lender covenants. We do not believe that debt financing is currently available to us on reasonable terms and have been adversely affected in our efforts to liquidate our investments in Casino Ventures, LLC, the owner of a dormant dockside casino, due to certain damages suffered by the casino vessel during a recent storm. As a result, our ability to continue to meet our near term obligations and pursue our near term strategic objectives depend entirely on our ability to secure additional equity investments. Although we believe that we can obtain such investments on reasonable terms, any such investment will result in dilution of the equity position of our common shareholders and no assurance can be given that such investments can be secured at prices that reflect the market price of our common shares at the time that the investments are obtained.

We have received an opinion from our auditors that expresses doubt about our ability to continue as a going concern.

     The opinion of Friedman Alpren & Green LLP, our independent auditors with respect to our financial statements as of December 31, 2001 and 2002, contains an explanatory paragraph that expresses substantial doubt as to our ability to continue as a going concern. This opinion indicates that substantial doubt exists regarding our ability to continue to remain in business as currently structured. Such an opinion may adversely affect our ability to obtain new financing on reasonable terms or at all.

     We are not actively involved in any operating business and serve as a holding company that is entirely dependent on the operations of companies in which we hold non-controlling interests, and their ability and willingness to make dividends or distributions to us, in order to provide us with internal cash flow.

     Under our existing structure we are entirely reliant on dividends or distributions from Catskill or Casino Ventures, LLC in order to generate internal cash flow. Casino Ventures, L.L.C., however, is currently dormant and Catskill Development, LLC must first satisfy numerous senior obligations before it can make any significant distributions to us, as discussed below. Unless we are able to successfully complete our efforts to restructure and recapitalize the Company, our ability to satisfy our ongoing operating expenses will be very difficult, since it is unlikely that we will receive distributions from our subsidiaries in the near future. As a result, we could be forced to liquidate substantially all of our assets and terminate our operations as a going concern or seek bankruptcy court protection. If we continue to have no active business activities, it is possible that we could be considered to be engaged solely in the business of
investing   or  trading  in  securities,  which  is  subject   to
regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. It is not our intention to operate as such a holding company. Accordingly, management has obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940, and consequently, any violation of such law could subject us to materially adverse consequences.

Certain creditors and members of Catskill need to be paid off before we can receive any substantial return on our principal asset.

     Members of Catskill have contributed funds to finance the purchase of Monticello Raceway and its ongoing efforts to develop a resort-style Native American casino. These contributions and a mortgage on the property (together with cumulative interest thereon compounded at 10% per annum) must be repaid before any net earnings from Catskill Development's operations will be available for distribution to us. As of February 14, 2003, the aggregate amount needed to satisfy payment of both said contributions and mortgage (with interest) was approximately
$44,078,000. As a result, unless we complete our planned consolidation with Catskill, we will only receive a return of the funds we contributed (and the cumulative interest thereon), until distributions from operating income and/or proceeds from the sale of the assets exceed the amount necessary to meet these obligations.

The success of our efforts to consolidate our operations with Catskill is subject to the execution of definitive agreements and certain approvals and conditions.

     Our current business plan calls for us to dispose of our interest in Casino Ventures and consolidate our interests with Catskill under the Letter of Intent entered into on February 4, 2003. This consolidation will result in the issuance of additional common stock to acquire the additional interests for an amount equal to 80.25% of the Company's equity and will result in a change of control of the Company. This change of control will require approval by our current shareholders. In addition, the parties must execute definitive agreements and obtain tax opinions and fairness opinions in order for the consolidation to proceed as agreed to in the letter of intent. Until these definitive agreements and other conditions are achieved, any of the parties is free to elect not to proceed with the consolidation. We believe that the consolidation is necessary in order for the partners in Catskill to better achieve their strategic objectives and to provide the Company with longer term financial stability through the acquisition of an operating business. If consummated, this transaction will eliminate the mortgage on Monticello Raceway and the need for capital account requirements to be met before we have access to the revenues from raceway operations. Failure to complete the transaction would therefore seriously impair our ability to obtain new financing on reasonable terms and our long-term viability.

Our proposed consolidation with Catskill may limit our ability to use our current net operating loss carryforwards, potentially increasing our future tax liability.

As of December 31, 2002, we had net operating loss carryforwards of approximately $66,500,000 set to expire between 2008 and 2022. Use of these net operating loss carryforwards to offset our future income (if we were to earn a profit in the future) could result in substantial reduction to our future tax liability. The consolidation of our operations with Catskill, however, may trigger certain provisions of the Internal Revenue Code that would limit the future utilization of our net operating loss carryforwards. Generally speaking, if these rules are applicable, we will only be permitted to utilize that portion of our net operating loss carryforwards per year equal to the fair market value of our stock on the effective date of the proposed consolidation with Catskill, multiplied by the federal long-term tax exempt rate on such date (currently 4.58% for the month of April). Furthermore, even if our proposed consolidation with Catksill Development, L.L.C. is never consummated, our ability to use these net operating loss carryforwards may otherwise be limited should we exercise our option to redeem Bryanston Group, Inc.'s holdings in us.

General economic conditions may adversely affect our results.

     The business operations of Catskill are affected by economic conditions. Since our principal investment is our interest in Catskill, a deepening recession or downturn in the general economy, or in the Catskill's region, could result in fewer customers visiting Monticello Raceway or wagering on its races at an off-track location, which would consequently adversely affect our results as well.

The continuing decline in the popularity of horse racing and increasing competition in simulcasting could adversely impact
Catskill Development's business.

     There has been a general decline in the number of people attending and wagering at live horse races at North American racetracks due to a number of factors, including increased competition from other forms of gaming, unwillingness of customers to travel a significant distance to racetracks and the increasing availability of off-track wagering. The declining attendance at live horse racing events has prompted racetracks to rely increasingly on revenues from inter-track, off-track and account wagering markets. The industry-wide focus on inter-track, off-track and account wagering markets has increased competition among racetracks for outlets to simulcast their live races. A continued decrease in attendance at live events and in on-track wagering, as well as increased competition in the inter-track, off-track and account wagering markets, could lead to a decrease in the amount wagered at Monticello Raceway. Catskill Development's business plan anticipates the possibility of Monticello Raceway attracting new customers to its racetrack wagering operations through potential casino development or video lottery operations in order to offset the general decline in raceway attendance. However, even if the numerous arrangements, approvals and legislative changes necessary for casino development or video lottery operations occur, Monticello Raceway may not be able to maintain profitable operations. Public tastes are unpredictable and subject to change. Any decline in interest in horse racing or any change in public tastes may adversely affect Monticello Raceway's revenues and, therefore, limit its ability to make a positive contribution to our results.

Gaming activities are dependent on governmental regulation and approvals. Changes in such regulation or the failure to obtain or maintain such approvals could adversely affect us.

     The current or future gaming operations of Catskill and Casino Ventures, LLC are contingent upon continued governmental approval of these operations as forms of legalized gaming. Their current or future gaming operations are subject to extensive governmental regulation and could be subjected at any time to additional or more restrictive regulation, or banned entirely. They may be unable to obtain, maintain or renew all governmental licenses, registrations, permits and approvals necessary for the operation of their pari-mutuel wagering and other gaming facilities. Licenses to conduct live horse racing and simulcast wagering by Catskill must be obtained annually from New York State's regulatory authority. A significant change to current racing law, or the loss, or non-renewal, of licenses, registrations, permits or approvals may materially impact on our revenue share allocations, limit the number of races it can conduct or the form or types of pari-mutuel wagering it offers, and could have a material adverse effect on its business. In addition, Catskill currently devotes significant financial and management resources to complying with the various governmental regulations to which its operations are subject. Any significant increase in governmental regulation would increase the amount of its resources devoted to governmental compliance, could substantially restrict its business, and could consequently materially adversely affect our results.

The gaming industry in the northeastern United States is highly competitive, with many of our competitors better known and financed than us.

     The gaming industry in the Northeastern United Stated is highly competitive and increasingly run by multinational corporations that enjoy widespread name recognition, established brand loyalty, decades of casino operation experience and a diverse portfolio of gaming assets. This is particularly true in Atlantic City. In contrast, Catskill has limited financial resources and is currently limited to the operation of a harness horse racetrack in Monticello, New York. Moreover, even if Catskill is successful in installing video lottery terminals at Monticello Raceway and/or developing a tribal casino on its property it would still face competitive disadvantages if Park Place Entertainment Corporation, the world's largest gaming conglomerate, and/or Trading Cove Associates, the developers of the hugely successful Mohegan Sun casino in Connecticut, are successful on building a Native American casino on neighboring properties

We, and certain of our affiliates, are required to be approved by various governmental agencies in order to own an interest, or participate in, gaming activities.

     As part of gaming regulation, we and our affiliates are generally required to be licensed or otherwise approved in each jurisdiction, which generally involves a determination of suitability with respect to us and our affiliates, and our and their officers, directors and significant investors. For example, the New York Racing & Wagering Board upon a determination that it is inconsistent with the public interest, convenience or necessity or with the best interests or racing generally that any person continue to be a shareholder (of record or beneficially) in any entity that is licensed to engage in racing activities or that owns 25% or more of such licensed entity, may direct such shareholder to dispose of its interest in such entity.

Several of our former officers and directors were indicted and our suitability to participate in gaming activities is subject to ongoing review of our managers and owners by gaming regulators.

       During 2002, six former officers or directors of the Company were charged in indictments alleging certain criminal activities. These included: Monty Hundley, who resigned in March 1995, Howard Zukerman who resigned in April 1997, Sanford Freedman who resigned in March 1998, Stanley Tollman who resigned as Chairman, President and Chief Operating Officer in February 2002, James Cutler who resigned in February 2002 and Brett Tollman (son of Stanley Tollman) who resigned in June 2002. None of the acts these individuals are charged with relate to their roles or activities with us and we are not charged with any wrongdoing. However, ownership of Bryanston Group, Inc., our principal shareholder can be associated with Monty Hundley and/or Stanley Tollman through their relationships with its beneficial owners and was managed by Brett Tollman. In December, we entered into to an agreement with Bryanston Group, Inc. and with certain of these officers and other related parties in an effort to remove them from a position to control the Company or to participate in the results of any gaming activities. Such arrangements, and the status of our current officers, directors and other investors, are subject to ongoing review and evaluation by various governmental agencies that regulate and license gaming activities. In the event that any of our officers, directors or investors was found to be unsuitable, current or future licenses or other approvals could be revoked or denied or conditioned upon the divestiture or termination of such individual or investor's interests.

Our business plan contemplates entering into an agreement with a Native American tribe for the purpose of jointly developing a casino in Monticello, New York. The enforcement of contractual rights against Native American tribes, however, is difficult.

     Federally recognized Native American tribes are independent governments, subordinate to the United States, with sovereign powers, except as those powers may have been limited by treaty or the United States Congress. Such tribes maintain their own governmental systems and often their own judicial systems and have the right to tax, and to require licenses and to impose other forms of regulation and regulatory fees, on persons and businesses operating on their lands. As sovereign nations, federally recognized Native American tribes are generally subject only to federal regulation. States do not have the authority to regulate them, unless such authority has been specifically granted by Congress, and state laws generally do not directly apply to them and to activities taking place on their lands, unless they have a specific agreement or compact with the state or federal government allowing for the application of state law. Any contract we enter into with a federally recognized Native American tribe or nation to jointly develop a casino will likely provide that the law of the State of New York will be the governing law of such contract. We cannot assure you, however, that these choice of law clauses would be enforceable, leading to uncertain interpretation of our rights and remedies under such contracts.

     Federally recognized Native American tribes also generally enjoy sovereign immunity from lawsuit similar to that of the states and the United States federal government. In order to sue a Native American tribe (or an agency or instrumentality of a Native American tribe), the Native American tribe must have effectively waived its sovereign immunity with respect to the matter in dispute. There can be no assurance that any Native American tribe we jointly develop a casino with will be willing to waive its rights to sovereign immunity, thus undermining our ability to enforce our rights under any contract with such tribe. Moreover, even if a Native American tribe effectively waives its sovereign immunity, there exists an issue as to the forum in which a lawsuit can be brought against the tribe. Federal courts are courts of limited jurisdiction and generally do not have jurisdiction to hear civil cases relating to matters concerning Native American lands or the internal affairs of Native American governments. Federal courts may have jurisdiction if a federal question is raised by the lawsuit, but that is unlikely in a typical contract dispute. Diversity of citizenship, another common basis for federal court jurisdiction, is not generally present in a suit against a tribe because a Native American tribe is not considered a citizen of any state. Accordingly, in most commercial disputes with tribes, the jurisdiction of the federal courts, may be difficult or impossible to obtain.

We depend on our key personnel and the loss of their services would adversely affect our operations.

     If we are unable to maintain our key personnel and attract new employees, the execution of our business strategy may be hindered and our growth limited. We believe that our success is largely dependent on the continued employment of our senior management and other key personnel. If one or more of these individuals were unable or unwilling to continue in their present positions, our business could be seriously harmed.

Future sales of our common stock may adversely affect its price.

     If our stockholders sell substantial amounts of their common stock holdings, including shares issued upon the exercise of outstanding options and warrants and shares issued upon conversion of preferred stock, in the public market, the market price of our common stock could fall. These sales might also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. We have outstanding options to purchase an aggregate of 839,303 shares of common stock at an average exercise price of $2.12 per share and outstanding warrants to purchase an aggregate of 2,500 shares of common stock at an average exercise price of $.01 per share. In addition, we also have outstanding Series B preferred stock that is convertible into 35,406 shares of common stock.

The  market price of our common stock is volatile, leading to the
possibility  of  its  value  being  depressed  at  a  time   when
stockholders want to sell their holdings.

     The market price of our common stock has in the past been, and may in the future continue to be, volatile. For instance, between January 1, 2001 and December 31, 2002, the closing price of our common stock has ranged between $.95 and $25.00. A variety of events may cause the market price of our common stock to fluctuate significantly, including but not necessarily limited to:

     quarter to quarter variations in operating results;
     adverse news announcements; and
     market conditions for the gaming industry.

     In addition, the stock market in recent years has experienced significant price and volume fluctuations for reasons unrelated to operating performance. These market fluctuations may adversely affect the price of our common stock at a time when an investor wants to sell its interest in us.

We have entered into commitments to issue a substantial amount of common stock within the next twelve months.

     Pursuant to our agreements with Catskill Development L.L.C. and the Cayuga Nation of New York, we have committed to the possible issuance of significant amounts of our common stock within the next twelve months. Should the parties to these agreements, or persons to whom they distribute our stock, elect to sell significant portions of these shares, it may adversely affect the market price of our common stock.

Our large amount of unissued preferred stock may deter potential acquirers.

     Our Board of Directors has the authority, without further action by the stockholders, to issue up to 3,269,304 shares of preferred stock on such terms and with such rights, preferences and designations, including, without limitation restricting dividends on our common stock, dilution of the common stock's voting power and impairing the liquidation rights of the holders of our common stock, as the Board may determine without any vote of the stockholders. Issuance of such preferred stock, depending upon the rights, preferences and designations thereof may have the effect of delaying, deterring or preventing a change in control. In addition, certain "anti-takeover" provisions of the Delaware General Corporation Law, among other things, may restrict the ability of stockholders to authorize a merger, business combination or change of control. Failure to consummate such a proposed merger, business combination or change in control could result in investors missing an opportunity to sell their interests in us at a significant premium over the market price.

Our officers and directors can control the outcome of all matters requiring stockholder approval.

     Our executive officers, directors and entities affiliated with them beneficially own, in the aggregate, approximately 58% of our outstanding common stock. These stockholders, when acting together, are therefore able to determine the outcome of all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers or other business combinations. This concentration of ownership may lead to actions being taken by us that are inconsistent with the best interests of all stockholders such as lax corporate governance by the Board or resistance to acquisition offers.

Our proposed consolidation with Catskill may limit our ability to use our current net operating loss carryforwards, potentially increasing our future tax liability.

     As of December 31, 2002, we had net operating loss carryforwards of approximately $66,500,000 set to expire between 2008 and 2022. As the Internal Revenue Code allows us to offset future income against these net operating loss carryforwards, should we earn a profit in the near future our tax liability would be greatly reduced, if not eliminated. The consolidation of our operations with Catskill, however, may trigger certain provisions of the Internal Revenue Code that would limit the future utilization of our net operating loss carryforwards. Generally speaking, if these rules are applicable, we will only be permitted to utilize that portion of our net operating loss carryforwards per year equal to the fair market value of our stock on the effective date of the proposed consolidation with Catskill, multiplied by the federal long-term tax exempt rate on such date (currently 4.58% for the month of April). Furthermore, even if our proposed consolidation with Catskill is never consummated, our ability to use these net operating loss carryforwards might otherwise be restricted should we exercise our option to redeem Bryanston Group, Inc.'s holdings in us, as its shares currently represent approximately 45% of our voting equity.

               WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-3 with the Securities and Exchange Commission for the resale of the common stock being offered under this prospectus. This prospectus does not contain all the information set forth in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

     You should rely only on the information and representations provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer to sell these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each such document.

     The Securities and Exchange Commission maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding us. You may also read and copy any document we file with the Securities and Exchange Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as
amended, that are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in "Risk Factors" beginning on page 3 and elsewhere in this prospectus and documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus or as of the date of any document incorporated by reference into this prospectus. We undertake no obligation to update these statements or publicly release the results of any revisions to the forward-looking statements that we may make to reflect events or circumstances after the date of this prospectus or the date of any document incorporated into this prospectus or to reflect the occurrence of unanticipated events.

                   INCORPORATION BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended prior to the termination of this offering:

(1)Our  Annual  Report on Form 10-KSB for the fiscal  year  ended
   December 31, 2002;

(2)Our Current Report on Form 8-K dated April 14, 2003;

(3)Our Current Report on Form 8-K dated April 11, 2003;

(4)Our Current Report on Form 8-K dated April 7, 2003;

(5)Our Current Report on Form 8-K dated March 24, 2003;

(6)Our Current Report on Form 8-K dated March 18, 2003;

(7)Our Current Report on Form 8-K/A dated February 21, 2003;

(8)Our Current Report on Form 8-K dated February 21, 2003;

(9)Our Current Report on Form 8-K dated February 13, 2003;

(10)    Our Current Report on Form 8-K dated February 4, 2003;

(11)     Our  Current Report on Form 8-K dated January 16,  2003;
   and

(12) The description of our common stock contained in our Registration Statement on
           Form 8-A12B, as filed with the Securities and Exchange
   Commission on June 20, 2001.

     You  may  request  a  copy of these filings  (excluding  the
exhibits   to   such  filings  which  we  have  not  specifically
incorporated by reference in such filings) at no cost, by writing or telephoning us at:

                  Alpha Hospitality Corporation
                 707 Skokie Boulevard, Suite 600
                   Northbrook, Illinois 60062
                      Attention: Secretary
                         (847) 418-3804

                         USE OF PROCEEDS

     The selling stockholders will receive all the proceeds from the sale of our common stock under this prospectus.

                      SELLING STOCKHOLDERS

     The following table sets forth the name of each of the selling stockholders, the number of shares beneficially owned by each of the selling stockholders, the number of shares that may be offered under this prospectus and the number of shares of common stock owned by each of the selling stockholders after the offering is completed. Except as provided in the "Company" section above, none of the selling stockholders has been an officer, director or had any material relationship with us within the past three years.


Name                   Number of     Number of      Number of
                        Common     Common Shares      Common
                        Shares     to be Offered  Shares/Percent
                      Owned Prior                  age of Class
                        to the                     to Be Owned
                       Offering                       After
                                                  Completion of
                                                   the Offering

Cayuga Nation of New    100,000       100,000           --
York
Hyenat LLC               45,000        45,000           --
Stanley Silverstein      15,000        15,000           --
Flori Silverstein         2,500         2,500           --
Nina Miner                3,500 (1)     2,500        1,000 (1)
Renee Dabah               2,500         2,500           --
Ami Reines                2,700 (2)     2,500          200 (2)
Thomas Horvath           20,000        20,000           --
Society Generale         33,611        33,611           --


(1) Includes 1,000 shares held by George Miner, Nina Miner's husband.
(2) Includes 200 shares held by Ami Reines as adult custodian for her children.

     Our registration of the shares included in this prospectus does not necessarily mean that each of the selling stockholders will opt to sell any of the shares offered hereby. The shares covered by this prospectus may be sold from time to time by the selling stockholders so long as this prospectus remains in effect.

                      PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the selling stockholders, as well as on behalf of their donees, pledgees, transferees or other successors-in-interest, if any, who may sell shares received as gifts, pledges, distributions or other non-sale related transfers. Neither we, nor the selling stockholders, have employed an underwriter for the sale of common stock by the selling stockholders. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, not is there an underwriter or coordinating broker acing in connection with the proposed sale of the shares by the selling stockholders. We will bear all expenses in connection with the preparation of this prospectus and registration of the shares. The selling stockholders will bear brokerage commissions and similar selling expenses associated with the sale of their common stock.

     The selling stockholders may offer their shares of common stock from time to time directly or through pledgees, donees, transferees or other successors in interest in one or more of the following transactions (which may include block transactions):

       On the Nasdaq Small Cap Market or any stock exchange or automated quotation system on which the shares of common stock may be listed at the time of sale

    In negotiated transactions
    In the over-the-counter market
    Put or call option transactions relating to the shares
    Short sales relating to the shares
    In a combination of any of the above transactions

     The selling stockholders may offer their shares of common stock at any of the following prices, which may reflect discounts from the prevailing market prices at the time of sale:

    Fixed prices that may be changed
    Market prices prevailing at the time of sale
    Prices related to such prevailing market prices
    At negotiated prices
    Varying prices determined at the time of sale

     The selling stockholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     Any broker-dealer acquiring common stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the Nasdaq SmallCap Market or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The selling stockholders and any broker-dealers that act in connection with the sale of the common stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended; any commissions received by such broker-dealers and any profit on the resale of shares sold by them as principals might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. We have agreed to indemnify certain of the selling stockholders against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended. The selling stockholders may agree to dealer or broker-dealer that participates in transactions. involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

     Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, the selling stockholders will be subject to the prospectus delivery requirements of such Act. We have informed the selling stockholders the anti-manipulative provisions of Regulation M promulgated under the Securities and Exchange Act of 1934 may apply to their sales in the market.

     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided they meet the criteria and conform to the requirements of such Rule.

     If we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if required, file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part under the Securities Act of 1933, as amended, disclosing:

       the name of each such selling stockholder and of the participating broker-dealer(s);

      the number of shares involved;

      the price at which such shares were sold;

      the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

      that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

      other facts material to the transaction.

     In addition, if we are notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will file an appropriate supplement to this prospectus.

     There can be no assurance that the selling stockholders will sell any or all of the shares offered by them under this prospectus.

                          LEGAL MATTERS

     The validity of the shares of common stock offered hereby have been passed upon by Olshan Grundman Frome Rosenzweig &
Wolosky LLP, 505 Park Avenue, New York, New York 10022.

                             EXPERTS

     The consolidated financial statements of Alpha Hospitality Corporation incorporated in this prospectus by reference to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 have been so incorporated in reliance on the report of Friedman Alpren & Green LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

     The  following  table sets forth the various expenses  which will be paid by us in connection with the securities being registered. With the exception of the Securities and Exchange Commission registration fee, all amounts shown are estimates.

SEC registration fee........................            $   195.37
Legal fees and expenses (including Blue Sky fees) ......$ 5,000.00
Accounting Fees and Expenses.....................       $ 5,000.00
Miscellaneous   ...........................             $ 4,804.63
     Total   ...........................                $15,000.00


ITEM 15.  Indemnification of Directors and Officers.

     As permitted by the Delaware General Corporation Law ("DGCL"), Alpha Hospitality Corporation's Certificate of Incorporation, as amended, limits the personal liability of a director or officer to Alpha Hospitality Corporation for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (i) any breach of the director's duty of loyalty to Alpha Hospitality Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

     Alpha Hospitality Corporation's by-laws provide that Alpha Hospitality Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or an agent of Alpha Hospitality Corporation or is or was serving at the request of Alpha Hospitality Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the fullest extent and in the manner set forth in and permitted by the DGCL, as from time to time in effect, and any other applicable law, as from time to time in effect. Such right of indemnification is not be deemed exclusive of any other rights to which such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of each such person.

     Alpha Hospitality Corporation has also obtained a directors' and officers' insurance and company reimbursement policy in the amount of $5,000,000. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and would reimburse Alpha Hospitality Corporation for any losses incurred due to Alpha Hospitality Corporation's lawful indemnification of its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, Alpha Hospitality Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.


ITEM 16.  Exhibits.

Exhibit No.

     4.1  Specimen  Certificate of the Registrant's Common  Stock
          (incorporated by reference to the Registrant's registration statement on Form SB-2 dated November 5, 1993)

     5.1  Legality Opinion

     23.1        Consent   of  Friedman  Alpren  &   Green   LLP,
          independent public accountants

     23.2       Consent  of  Olshan Grundman Frome  Rosenzweig  &
          Wolosky LLP, included in Exhibit No. 5.1

     24.1 Power of Attorney, included on the signature page to this Registration Statement

ITEM 17.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 15th day of April, 2003.



                              Alpha Hospitality Corporation
                              (Registrant)

                              By:_/s/Robert A. Berman____
                                Robert A. Berman
                                Chairman and Chief Executive Officer

                        POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Robert A. Berman and Scott A. Kaniewski his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 10-KSB and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the date indicated.



Signature             Title                  Date
                      Chairman of the        April 15, 2003
/s/   Robert    A.    Board, Chief
Berman                Executive Officer and
Robert A. Berman      Director


/s/    Scott    A.    Chief Financial        April 15, 2003
Kaniewski             Officer and Director
Scott A. Kaniewski

/s/ Thomas W. Aro     Vice President,        April 15, 2003
                      Secretary and
Thomas W. Aro         Director

/s/ Paul deBary       Director               April 15, 2003
Paul deBary

/s/   William   W.    Director               April 15, 2003
Hopson
William W. Hopson

/s/   Thomas    P.    Director               April 15, 2003
Puccio
Thomas P. Puccio

/s/ Jay A. Holt       Director               April 15, 2003
Jay A. Holt

/s/ Morad Tahbaz      Director               April 15, 2003
Morad Tahbaz


                          EXHIBIT INDEX

Exhibit No.

     4.1  Specimen  Certificate of the Registrant's Common  Stock
          (incorporated by reference to the Registrant's registration statement on Form SB-2 dated November 5, 1993)

     5.1  Legality Opinion

     23.1        Consent   of  Friedman  Alpren  &   Green   LLP,
          independent public accountants

     23.2       Consent  of  Olshan Grundman Frome  Rosenzweig  &
          Wolosky LLP, included in Exhibit No. 5.1

     24.1 Power of Attorney, included on the signature page to this Registration Statement

                                                      EXHIBIT 5.1

                                                   April 15, 2003


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Alpha Hospitality Corporation

Ladies and Gentlemen:

     We have acted as counsel to Alpha Hospitality Corporation, a Delaware corporation (the "Company"), in connection with the filing of its registration statement on Form S-3 (the "Registration Statement") relating to 223,611 shares (the
"Shares") of its common stock, $.01 par value per share (the "Common Stock"), as more particularly described in the Registration Statement.

     We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the Prospectus forming a part thereof (the "Prospectus"), the Certificate of Incorporation, By-laws and corporate proceedings of the Company, and such other documents, instruments and certificates of officers and representatives of the Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

     On  the  basis of the foregoing, we are of the opinion  that the Shares will be, when sold as contemplated by the Registration
Statement,  duly  and  validly  issued,  fully  paid   and   non-
assessable.

     We express no opinion as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus.

     Very truly yours,

     OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

     EXHIBIT 23.1









                 CONSENT OF INDEPENDENT AUDITORS




       We consent to the incorporation by reference in the Registration Statement on Form S-3 of our audit report dated February 14, 2003 relating to the 2002 consolidated financial statements of Alpha Hospitality Corporation, which appears in the Company's annual report on Form 10-K SB for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on February 19, 2003, and to the reference to our firm under the caption "Experts" in this registration statement.




                                    /s/  Friedman Alpren &  Green
LLP


New York, New York
April 2, 2003